FORM 8-A

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                     EVEREST REINSURANCE HOLDINGS, INC.
           (Exact name of Registrant as specified in its charter)


              Delaware                                 22-3263609
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

477 Martinsville Road, P.O. Box 830, Liberty Corner, New Jersey        07938
(Address of Registrant's principal executive offices)                (zip code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [X]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities: Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
File No. 333-87363.



     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered         Name of Each Exchange on Which
                                                Each Class is to be Registered
         8.5% Senior Notes due 2005
         8.75% Senior Notes due 2010             New York Stock Exchange, Inc.


           Securities to be registered to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered hereby are $250,000,000 in aggregate principal amount of 8.5% Senior Notes due 2005 and $200,000,000 in aggregate principal amount of 8.75% Senior Notes due 2010 (collectively, the "Notes") of Everest Reinsurance Holdings, Inc., a Delaware corporation. A complete description of the Notes is contained (i) under the caption "Description of the Notes" in the Prospectus Supplement to the related Prospectus (as defined below) as will be filed on March 10, 2000 with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933 (the "Act") and (ii) under the caption "Description of the Senior Notes" in the Registrant's Prospectus, filed December 22, 1999 and dated January 12, 2000 (the "Prospectus") forming a part of the Registrant's Registration Statement on Form S-3, as amended (File No. 333-87363), filed with the SEC under the Act. Such description is incorporated herein by reference.

Item 2.   Exhibits.

Not applicable.

                               SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 9th day of March, 2000.

EVEREST REINSURANCE HOLDINGS, INC.

By:  /s/ Janet J. Burak
    ---------------------------------------
     Janet J. Burak
     Senior Vice President, General Counsel
     and Secretary